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EXHIBIT 10.4

                                 PROMISSORY NOTE

U.S. $375,000.00                                             Baltimore, Maryland
                                                              September __, 2003

         FOR VALUE RECEIVED, the undersigned, STR Acquisition, Corp., a Maryland corporation with a mailing address of _______________________ ("OBLIGOR"), promises to pay to George Yang, a Maryland resident with a mailing address of _________________ ("OBLIGEE"), the principal sum of Three Hundred Seventy-Five Thousand and No/100 ($375,000.00) Dollars, with no regular interest on such principal amount.

         The principal on this Promissory Note shall be payable as follows: a principal payment in the amount of Ninety-Three Thousand Seven Hundred Fifty and No/100 Dollars ($93,750.00), shall be due 150 days after the "AGREEMENT DATE" as set forth in the "AGREEMENT AND PLAN OF MERGER" by and among Obligor, Markland Technologies, Inc. (Obligor's 100% parent corporation, "PARENT"), Security Technology, Inc. another wholly owned subsidiary of Parent, Obligee and Science and Technology Research, Inc. (a corporation, all the outstanding capital stock of which is owned by Obligee) dated on even date herewith, a second principal payment in the amount of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00), shall be due 210 days after the Agreement Date, a third principal payment in the amount of Seventy-Eight Thousand One Hundred and Twenty Five and No/100 Dollars ($78,125.00), shall be due 270 days after the Agreement Date, the fourth and final principal payment in the amount of Seventy-Eight Thousand One Hundred and Twenty Five and No/100 Dollars ($78,125.00), shall be due 360 days after the Agreement Date.

         Whenever a day on which payment of principal required to be made hereunder falls on a Saturday, Sunday or public holiday (on which banks in New York City are closed), such payment shall be due on the next following normal business day, and where time is extended for the payment of principal by virtue of the due date thereof falling on a Saturday, Sunday or public holiday, such extended time shall be included in the computation of interest.

         Principal shall be paid to Obligee at his mailing address first set forth above, or at such other address as the Obligee may specify in writing to the Obligor. Payment shall be made by means of a check or wire transfer in immediately available funds to be received by Obligee on or before the relevant due date. Principal that is not paid when due under this Promissory Note shall be subject to default interest at a rate of twelve percent (12%) per annum.

         At the option of the Obligee, the entire outstanding principal balance of this Promissory Note shall at once become due and payable in full upon the occurrence, at any time, of any of the following events (each referred to as an "EVENT OF DEFAULT"); PROVIDED, HOWEVER, that an event set forth in clauses (i) or (ii) below shall not become an Event of Default if it is cured by Obligor within five (5) days of receipt of Obligee's written notice of the same (provided that no notice of nonpayment is required if the same occurs more than twice in any twelve month period):

                  (i) Obligor shall fail to make any payment of principal on this Promissory Note when and, as the same shall become due and payable;

                  (ii) A breach by Obligor of any representation, warranty, covenant or any other material term of the Agreement and Plan of Merger of even date herewith, the Security Agreement of even date herewith between the parties, or any other instruments, documents and agreements made and entered into contemporaneous therewith, pursuant thereto or in connection therewith (the "DOCUMENTS");

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                  (iii) An event of default as described in any instrument
         evidencing any indebtedness of the Obligor to the Obligee or any third party and the expiration of any period provided in such instrument to cure such default;

                  (iv) Obligor shall institute proceedings to be adjudicated voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition seeking reorganization or arrangement of similar relief under the federal or state bankruptcy or insolvency laws now or hereafter existing, including receivership or assignment for the benefit of creditors, or if any involuntary proceeding is filed against Obligor which shall not be vacated, set aside or stayed within sixty (60) days from the date said involuntary proceeding is filed, or effecting a reorganization or arrangement pursuant to said bankruptcy or insolvency laws;

                  (v) The sale by Obligor of substantially all of its assets, without the prior written consent of the Obligee, which consent shall be in Obligee's sole discretion;

                  (vi) The occurrence of an event of default as described and defined in one or more of the Documents, which event is not cured within the time frame allowed therein, if any, for cure; and

                  (vii) The Obligor shall cease all business operations.

         Obligor expressly waives notice of non-payment, presentment, demand for payment, or protest. Obligor agrees to pay the Obligee a late charge equal to an additional five percent (5%) of any payment due to the Obligee that is not received within five (5) days after the same is due.

         The failure of Obligee at any time or times hereunder to require strict performance by the Obligor of any of the provisions, warranties, terms and conditions contained in this Promissory Note or in any other agreement, guaranty, instrument, or document now or at any time or times hereafter executed by the Obligor and delivered to Obligee shall not waive, affect, or diminish any right of Obligee at any time or times to demand strict performance thereof; and no rights of Obligee hereunder shall be deemed to have been waived by any act or knowledge of Obligee, its agents, officers, or employees, unless such waiver is contained in an instrument in writing signed by Obligee and directed to the Obligor specifying such waiver. No waiver by Obligee of any of its rights shall operate as a waiver of any other of its rights on a future occasion.

         In the event of any default hereunder, the Obligor agrees to pay all reasonable costs of collection including reasonable attorney's fees, for the Obligee for all services rendered in that connection.

         Any notice to Obligor provided for in this Promissory Note shall be given by mailing such notice, certified mail, return receipt requested, addressed to Obligor, or at such other address as Obligor may designate by written notice to the Obligee. Any notice to the Obligee shall be given by mailing such notice, certified mail, return receipt requested, addressed to Obligee, or at such other address as Obligee may designate by written notice to the Obligor. Any notice issued in accordance with this Promissory Note shall be effective on date of receipt.

         This Promissory Note is entered into and made pursuant to the laws of the State of Maryland and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said State of Maryland.

         Obligee and any successor holder may assign, transfer or negotiate this Promissory Note and any security for the performance of Obligor's obligations hereunder, and in such event all the provisions of this Promissory Note and the security instruments shall inure to the benefit of and may be exercised by or on behalf of the successor holder.

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         OBLIGOR AND, BY THEIR ACCEPTANCE OF THIS PROMISSORY NOTE, OBLIGEE AND
ANY SUBSEQUENT HOLDER OF THIS PROMISSORY NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PROMISSORY NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS PROMISSORY NOTE. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Obligor and, by their acceptance of this Promissory Note, Obligee and any subsequent holder of this Promissory Note, each
(i) acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS PROMISSORY NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

EXECUTED AS A SEALED INSTRUMENT
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In the Presence Of:                          OBLIGOR:

                                             STR ACQUISITION CORP.

                                             By: /s/ Ken Ducey
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                                                 Ken Ducey, CFO/President

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